As filed with the Securities and Exchange Commission on July 8, 2021.

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRESCENT POINT ENERGY CORP.

(Exact name of Registrant as specified in its charter)

Alberta	1311	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

Suite 2000, 585-8th Avenue S.W.

Calgary, Alberta

T2P 1G1

(403) 693-0020

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

212) 590-9200

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

The Commission is requested to send copies of all communications to:
Ken Lamont	Guy P. Lander, Esq.	Mark Eade, Esq.
Crescent Point Energy Corp.	Carter Ledyard & Milburn LLP	Crescent Point Energy Corp.
Suite 2000, 585-8th Avenue S.W.	2 Wall Street	Suite 2000, 585—8th Avenue S.W.
Calgary, Alberta	New York, New York	Calgary Alberta
T2P 1G1	10005	T2P 1G1
(403) 693-0020	(212) 238-8619	(403) 691-0020

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on (	) at (	) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on (	) at (	) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (	).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(6)		Proposed Maximum Offering Price Per Security(1)(3)	Proposed Maximum Aggregate Offering Price(3)(6)			Amount of Registration Fee(4)(6)
Common Shares
Warrants
Debt Securities
Subscription Receipts
Total(5)	U.S. $	280,560,000	100%	U.S. $	280,560,000	(2)	U.S. $	30,610

(1)

There are being registered hereunder an indeterminate number of securities of Crescent Point Energy Corp. (the “Registrant”) as shall have an aggregate initial offering price of Cdn $350,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement, as provided in the prospectus forming a part of this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of securities under this Registration Statement.

(2)	In United States dollars or the equivalent thereof in Canadian dollars.
(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(4)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

(5)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

(6)	Based upon the noon exchange rate by the Bank of Canada. On July 7, 2021, the noon exchange rate was Cdn. $1.00 equaled U.S. $0.8016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I - INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED JULY 8, 2021

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	July 8, 2021

CRESCENT POINT ENERGY CORP.
$350,000,000

Common Shares
Warrants
Subscription Receipts
Debt Securities

We may from time to time offer and issue: (i) common shares (“Common Shares”); (ii) warrants to purchase Common Shares or other securities (“Warrants”); (iii) subscription receipts, each of which, once purchased, will entitle the holder to receive, upon satisfaction of certain release conditions, and for no additional consideration, one Common Share (“Subscription Receipts”); or (iv) bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “debt securities”), (the Common Shares, Warrants, Subscription Receipts and debt securities are collectively referred to herein as the “Securities”), or any combination thereof, up to an aggregate offering amount of $350,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Securities based on the applicable exchange rate at the time of the offering) during the 25-month period that this prospectus (the “Prospectus”), including any amendments hereto, remains valid. Shell Canada Energy or its affiliates or their respective permitted assignees (collectively, the “Selling Shareholder” or “Shell”, as applicable) may also offer and sell Common Shares from time to time pursuant to this Prospectus. See “Selling Shareholder”. The Common Shares that may be sold under this Prospectus by the Selling Shareholder were acquired by Shell in connection with the Acquisition (as defined herein). For additional information regarding the Acquisition, see the Acquisition MCR (as defined herein), which is incorporated by reference herein. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined at the time of sale set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). The Securities may be offered and sold in Canada and/or the United States and elsewhere where permitted by law.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

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We are permitted, under the multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to financial statements of United States companies. See “About this Prospectus”.

Certain data relating to our oil and gas reserves included in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See “Note Relating to Reserves Disclosure”.

Prospective investors should be aware that owning the Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement. See “Certain Income Tax Considerations”.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of Alberta, that all of Crescent Point’s officers and most of Crescent Point’s directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” along with the risk factors described in the applicable Prospectus Supplement pertaining to a distribution of Securities and the risk factors described in the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any offering of Securities will be set forth in a Prospectus Supplement or Prospectus Supplements including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered by the Corporation and/or by the Selling Shareholder and the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution); (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the Warrants are issued and any other specific terms of the Warrants; (iii) in the case of the Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and any other specific terms of the Subscription Receipts; and (iv) in the case of debt securities, the specific designation of the debt securities, any limit on the aggregate principal amount of the debt securities, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms of the debt securities. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. See “Description of Common Shares”, “Description of Warrants”, “Description of Subscription Receipts” and “Description of Debt Securities” in this Prospectus.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained or incorporated by reference in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our Common Shares are listed on both the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”), in each case under the symbol “CPG”. On July 7, 2021, the last completed trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and NYSE was $5.01 and US$4.02 per Common Share, respectively. Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, Subscription Receipts and debt securities will not be listed on any securities or stock exchange. There is currently no market through which the Warrants, Subscription Receipts or debt securities may be sold and purchasers may not be able to resell such Warrants, Subscription Receipts or debt securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Warrants, Subscription Receipts or debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Subscription Receipts or debt securities, and the extent of issuer regulation. Investing in the Securities involves risks. See “Risk Factors” in this Prospectus and in any applicable Prospectus Supplement.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Crescent Point may offer and sell the Securities, and the Selling Shareholder may sell Common Shares, to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See “Plan of Distribution” in this Prospectus. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by Crescent Point and/or the Selling Shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the portion of expenses of the distribution to be borne by Crescent Point and/or the Selling Shareholder, the portion of the proceeds to Crescent Point and/or the Selling Shareholder, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to us. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”.

Subject to applicable laws, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions intended to stabilize, maintain or otherwise affect the market price for the Securities at a level other than those which otherwise might prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Each of James E. Craddock and Ted Goldthorpe are directors of the Corporation who reside outside of Canada and have appointed the following agent for service of process:

Name and Address of Agent Crescent Point Energy Corp. Suite 2000, 585 - 8th Avenue SW, Calgary, AB T2P 1G1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The head and principal office of the Corporation is located at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and the registered office is located at Suite 3700, 400 – 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

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ABOUT THIS PROSPECTUS

Except as set forth under “Description of Debt Securities”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Crescent Point”, the “Corporation”, “we”, “us” and “our” mean Crescent Point Energy Corp. and its subsidiaries including any partnership of which the Corporation or any of its subsidiaries are partners. Unless otherwise specified, all financial information included and incorporated by reference in this Prospectus has been prepared in accordance with IFRS, and all dollar amounts are expressed in Canadian dollars, and references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to United States dollars.

We may, from time to time, sell any combination of the Securities described in this Prospectus, and the Selling Shareholder may, from time to time, sell its Common Shares described in this Prospectus, in one or more offerings up to an aggregate initial offering price of $350,000,000 (or the equivalent thereof in other currencies or currency units). This Prospectus provides prospective purchasers with a general description of the Securities that we may offer. Each time we offer and sell Securities, or the Selling Shareholder offers and sells its Common Shares under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement with additional information described under the heading “Where You Can Find More Information”.

Crescent Point has filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) a registration statement on Form F-10 relating to the offering of the Securities, of which this Prospectus forms part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus to the extent required under applicable securities laws.

Prospective purchasers should rely only on the information contained in this Prospectus, any applicable Prospectus Supplement(s) and the documents incorporated by reference herein. We have not authorized anyone to provide prospective purchasers with any information different than the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement or any other information included in the registration statement of which this Prospectus forms a part. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. Prospective purchasers should not assume that the information contained or incorporated by reference in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date of this Prospectus, the applicable Prospectus Supplement and the applicable documents incorporated by reference herein as our business, operating results, financial condition and prospects may have changed since that date.

Information on or connected to our website, even if referred to in a document incorporated by reference herein, is not, and should not be considered to be, a part of this Prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Crescent Point at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, Telephone (403) 693-0020. These documents are also available through the internet via the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com.

We file with the securities commission or authority in each of the provinces of Canada, annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. Our filings are also electronically available from the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which can be accessed at www.sec.gov, as well as from commercial document retrieval services.

Under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, the Canadian securities commissions and the SEC allow us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. As of the date hereof, the following documents, filed with the securities commission or similar authority in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in the Prospectus:

(a)	the Corporation’s annual information form dated February 23, 2021 for the year ended December 31, 2020 (the “AIF”);

(b)	the audited consolidated balance sheets of the Corporation as at December 31, 2020 and 2019 and the consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, together with the notes thereto and the auditors’ report thereon (the “Annual Financial Statements”);

(c)	management’s discussion and analysis of the financial condition and results of operations of the Corporation for the year ended December 31, 2020 (the “Annual MD&A”);

(d)	the unaudited interim comparative consolidated financial statements of the Corporation as at and for the three month period ended March 31, 2021 (the “Interim Financial Statements”);

(e)	management’s discussion and analysis of the Corporation as at and for the three month period ended March 31, 2021 (the “Interim MD&A”);

(f)	the management information circular of the Corporation dated April 2, 2020 with respect to the annual and special meeting of the shareholders of the Corporation held on May 14, 2020;

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(g)	the management information circular of the Corporation dated April 8, 2021 with respect to the annual general meeting of the shareholders of the Corporation held on May 20, 2021; and

(h)	our material change report dated February 26, 2021 (the “Acquisition MCR”) in connection with the purchase and sale agreement entered into by Crescent Point and its wholly-owned partnership, Crescent Point Resources Partnership (the “Partnership”), with Shell Canada Energy (the “Purchase and Sale Agreement”) pursuant to which the Partnership acquired (the “Acquisition”) all of the Selling Shareholder’s Kaybob Duvernay assets in Alberta (the “Assets”).

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators, including any annual information form, audited annual consolidated financial statements (together with the auditor’s report thereon), information circular, unaudited interim consolidated financial statements, management’s discussion and analysis, material change reports (excluding confidential material change reports), business acquisition reports and any press release containing financial information for periods more recent than the most recent annual or interim financial statements filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this Prospectus and prior to the termination of any distribution period of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on SEDAR. In addition, for the purposes of United States securities laws, any similar documents filed by us with the SEC in our periodic reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such reports. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary in order to make a statement not misleading in light of the circumstances under which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any “template version” of “marketing materials” (as those terms are defined under applicable Canadian securities laws) that are utilized in connection with the distribution of Securities under this Prospectus and any applicable Prospectus Supplement(s) will be filed on SEDAR. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

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Upon a new annual information form and related audited annual consolidated financial statements and management’s discussion and analysis being filed by the Corporation with, and where required, accepted by, the applicable securities regulatory authority in each of the provinces of Canada during the term of this Prospectus, (i) the previous annual information form, the previous annual audited consolidated financial statements and related management’s discussion and analysis, (ii) all interim financial statements and related management’s discussion and analysis, all material change reports and all business acquisition reports filed by the Corporation prior to the commencement of the Corporation’s financial year in respect of which the new annual information form is filed, and (iii) any business acquisition report for acquisitions completed since the beginning of the financial year in respect of which the new annual information form is filed (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business or related business operations are incorporated into the Corporation’s current annual audited consolidated financial statements) shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new information circular relating to an annual meeting of shareholders being filed by the Corporation with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Corporation prior to the commencement of the Corporation’s financial year in respect of which the new information circular is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of any such Prospectus Supplement solely for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus include certain statements that constitute “forward-looking statements” within the meaning of section 27A of the 1933 Act, section 21E of the Exchange Act and the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” for the purposes of Canadian securities regulation (collectively, “forward-looking statements”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. Crescent Point has tried to identify such forward-looking statements by use of such words as “could”, “should”, “can”, “anticipate”, “expect”, “believe”, “will”, “may”, “intend”, “projected”, “sustain”, “continues”, “strategy”, “potential”, “projects”, “grow”, “take advantage”, “estimate”, “well-positioned” and other similar expressions, but these words are not the exclusive means of identifying such statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Crescent Point believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements should not be unduly relied upon. These statements speak only as of the date of this Prospectus or, if applicable, as of the date specified in this Prospectus.

In particular, this Prospectus contains forward-looking statements pertaining, among other things, to the following:

●	the performance characteristics of Crescent Point’s oil and natural gas properties;

●	the expected use of proceeds from offerings under this Prospectus and the Corporation potentially issuing securities (including Securities) other than pursuant to this Prospectus;

●	the aggregate number of Common Shares the Selling Shareholder may offer for sale, from time to time, under this Prospectus;

●	the anticipated terms and characteristics of the Securities;

●	expected payment of dividends; and

●	information that is expected to be set forth in Prospectus Supplements.

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By their nature, such forward-looking statements are subject to a number of risks, uncertainties and assumptions, which could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements, including those material risks and assumptions discussed in our documents incorporated or deemed to be incorporated by reference.

This information contains certain forward-looking estimates that involve substantial known and unknown risks and uncertainties, certain of which are beyond Crescent Point’s control. Such risks and uncertainties include, but are not limited to: financial risk of marketing reserves at an acceptable price given market conditions; volatility in market prices for oil and natural gas; decisions or actions of OPEC and non-OPEC countries in respect of supplies of oil and gas; the risk of carrying out operations with minimal environmental impact; industry conditions including changes in laws and regulations, the adoption of new environmental laws and regulations, and changes in how environmental laws and regulations are interpreted and enforced; uncertainties associated with estimating oil and natural gas reserves; risks and uncertainties related to oil and gas interests and operations on Indigenous lands; economic risk of finding and producing reserves at a reasonable cost; uncertainties associated with partner plans and approvals; operational matters related to non-operated properties; increased competition for, among other things, capital, acquisitions of reserves and undeveloped lands; competition for and availability of qualified personnel or management; incorrect assessments of the value and likelihood of acquisitions and dispositions, and exploration and development programs; unexpected geological, technical, drilling, construction, processing and transportation problems; availability of insurance; fluctuations in foreign exchange and interest rates; stock market volatility; general economic, market and business conditions, including uncertainty in the demand for oil and gas and economic activity in general as a result of the COVID-19 pandemic; delays in business operations or delivery of services due to pipeline restrictions, rail blockades, outbreaks, blowouts and business closures and social distancing measures mandated by public health authorities in response to COVID-19; the wide-ranging impacts of the COVID-19 pandemic, uncertainties associated with regulatory approvals; uncertainty of government policy changes; the impact of the implementation of the Canada-United States-Mexico Agreement; uncertainty regarding the benefits and costs of acquisitions and dispositions, including the Acquisition; failure to complete acquisitions and dispositions; uncertainties associated with credit facilities and counterparty credit risk; changes in income tax laws, tax laws, crown royalty rates and incentive programs relating to the oil and gas industry; and other factors, many of which are outside the control of Crescent Point, including those listed under “Risk Factors” in this Prospectus. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as each of these are interdependent and Crescent Point’s future course of action depends on management’s assessment of all information available at the relevant time.

Statements relating to “reserves” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described exist in the quantities predicted or estimated and that the reserves can be profitably produced in the future. Actual reserve values may be greater than or less than the estimates provided herein.

Additional information on these and other factors that could affect Crescent Point’s operations or financial results are included in the AIF on file with Canadian and U.S. securities regulatory authorities (including our Annual Report on Form 40-F and Annual MD&A). Prospective purchasers are cautioned not to place undue reliance on the forward-looking information, which is given as of the date it is expressed in this Prospectus (or, in the case of a document incorporated by reference, the date of such document incorporated by reference). We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required pursuant to applicable law. All subsequent forward-looking statements, whether written or oral, attributable to Crescent Point or persons acting on the Corporation’s behalf are expressly qualified in their entirety by these cautionary statements.

This cautionary statement qualifies all forward-looking information contained in this Prospectus or incorporated by reference in this Prospectus.

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SPECIAL NOTE REGARDING RESERVES DISCLOSURE

We are required to disclose reserves in accordance with Canadian securities law requirements and certain of the disclosure in the documents incorporated by reference in this Prospectus, including in our AIF and Acquisition MCR, includes reserves information disclosed in compliance with these requirements.

The securities regulatory authorities in Canada have adopted National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. The oil and natural gas reserves contained in the documents incorporated by reference in this Prospectus have generally been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States or other foreign disclosure standards. NI 51-101 requires oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose proved and proved plus probable reserves, and to disclose reserves and production on a gross basis before deducting royalties. For example, the SEC generally permits oil and gas issuers, in their filings with the SEC, to disclose only “proved reserves” (as defined in the SEC rules), but permits the optional disclosure of “probable reserves” (as defined in the SEC rules). Canadian securities laws require oil and gas issuers, in their filings with Canadian securities regulators, to disclose not only proved reserves (which are defined differently from the SEC rules) but also probable reserves, each as defined in NI 51-101. Accordingly, “proved reserves” and “probable reserves” disclosed in the documents incorporated by reference herein may not be comparable to US standards, and in the documents incorporated by reference herein, Crescent Point has disclosed reserves designated as “proved plus probable reserves”. Probable reserves are higher-risk and are generally believed to be less likely to be accurately estimated or recovered than proved reserves. In addition, under Canadian disclosure requirements and industry practice, reserves and production are reported using gross volumes, which are volumes prior to deduction of royalties and similar payments. The SEC rules require reserves and production to be presented using net volumes, after deduction of applicable royalties and similar payments. Moreover, Crescent Point has determined and disclosed in the documents incorporated by reference herein estimated future net revenue from its reserves using forecast prices and costs, whereas the SEC rules require that reserves be estimated using a 12-month average price, calculated as the arithmetic average of the first-day-of-the month price for each month within the 12-month period prior to the end of the reporting period. Consequently, Crescent Point’s reserve estimates and production volumes in the documents incorporated by reference herein may not be comparable to those made by companies using United States reporting and disclosure standards. Further, the SEC rules are based on unescalated costs and forecasts.

Where applicable, a barrels of oil equivalent (“boe”) conversion rate of six thousand cubic feet of natural gas to one barrel of oil equivalent (6Mcf:1bbl) has been used based on an energy equivalent conversion method primarily applicable at the burner tip. Given that the value ratio based on the current price of crude oil as compared to natural gas is significantly different than the energy equivalency of the 6:1 conversion ratio, utilizing the 6:1 conversion ratio may be misleading as an indication of value.

For additional information regarding the presentation of our reserves and other oil and gas information, see the section entitled “Statement of Reserves Data and Other Oil and Gas Information” in our AIF, which is incorporated by reference herein.

EXCHANGE RATES

Unless otherwise indicated, all references to “dollars” or “$” in this Prospectus are to Canadian dollars. References to “U.S.$” in this Prospectus are to United States dollars. The noon rate on July 7, 2021 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was $1.00 to U.S.$0.8016.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Business Corporations Act (Alberta). Most of our directors, all of our officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Norton Rose Fulbright Canada LLP, however, that there is a real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.

CRESCENT POINT ENERGY CORP.

The Corporation is an oil and gas exploration, development and production company. The Corporation is a conventional oil and gas producer with assets strategically focused in properties comprised of high quality, long life, operated, light and medium crude oil and natural gas reserves in Western Canada and the United States.

The head and principal office of the Corporation is located at Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1 and its registered office is located at Suite 3700, 400 – 3rd Avenue S.W., Calgary, Alberta, T2P 4H2.

CONSOLIDATED CAPITALIZATION

Except as described below, there have been no material changes in the consolidated share and loan capitalization of Crescent Point since March 31, 2021.

In connection with the completion of the Acquisition, on April 1, 2021 we issued 50,000,000 Common Shares to Shell Canada Energy as partial payment of the consideration payable by the Partnership for the Assets and drew, approximately, $670 million on our credit facility to fund the balance of the consideration payable, leaving approximately $2.0 billion in utilized capacity under our credit facilities.

USE OF PROCEEDS

Specific information about our use of the net proceeds from an offering of Securities will be set forth in the Prospectus Supplement for that offering. We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus. The Selling Shareholder will not, directly or indirectly, receive any proceeds from any offering and sale of Securities by us under this Prospectus. We will not, directly or indirectly, receive any proceeds from any offering and sale of Common Shares by the Selling Shareholder under this Prospectus.

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EARNINGS COVERAGE

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to any offering and sale of debt securities pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

General

As of the date of this Prospectus, the Corporation’s authorized share capital consists of an unlimited number of Common Shares. As at July 7, 2021, 581,986,568 Common Shares were issued and outstanding. In addition, the Corporation has in place: (i) a restricted share bonus plan dated July 2, 2009, as amended from time to time, which is an incentive bonus compensation plan for eligible participants including directors, officers, employees and consultants of the Corporation and its affiliates; and (ii) a stock option plan dated effective as of January 3, 2018, as amended, which is an incentive stock option plan for eligible participants including officers and employees of the Corporation. As of July 7, 2021, there are 13,160,738 and 9,922,137 Common Shares reserved for issuance pursuant to the Restricted Share Bonus Plan and Stock Option Plan, respectively.

Each Common Share entitles its holder to receive notice of and to attend all meetings of the holders of Common Shares of the Corporation (the “Shareholders”) and to one vote at such meetings. The holders of Common Shares are, at the discretion of the board of directors of Crescent Point (the “Board of Directors”) and subject to applicable legal restrictions, entitled to receive any dividends declared by the Board of Directors. The holders of Common Shares are entitled to share equally in any distribution of the assets of the Corporation upon the liquidation, dissolution, bankruptcy or winding up of the Corporation or other distribution of its assets among its Shareholders for the purpose of winding up its affairs. Such participation is subject to the rights, privileges, restrictions and conditions attaching to any other shares having priority over the Common Shares.

The Common Shares offered pursuant to this Prospectus may include Common Shares issuable upon exercise of any Warrants or upon conversion of any Subscription Receipts or debt securities.

Additionally, the Common Shares offered hereunder may be “flow-through shares” within the meaning of the Income Tax Act (Canada). The particular terms and provisions of any such offering of flow-through shares by any Prospectus Supplement will be described in such Prospectus Supplement.

Dividend Policy

The Corporation has established a dividend policy of paying regular dividends to Shareholders.

The amount of cash dividends to be paid on the Common Shares, if any, will be subject to the discretion of the Board of Directors and may vary depending on the prioritization of dividends within the Corporation’s capital allocation framework and a variety of factors, including the price of oil and gas, foreign exchange rates, market access, regulatory policies, the prevailing economic and competitive environment, results of operations, corporate debt levels and borrowing costs, leverage, liquidity, fluctuations in working capital, the taxability of Crescent Point, Crescent Point’s ability to raise capital and other conditions existing from time to time. There can be no guarantee that Crescent Point will maintain or change its dividend policy. See “Risk Factors – Risks Relating to Ownership of our Common Shares”, in the AIF, which is incorporated herein by reference.

The agreements governing the credit facilities and senior notes that the Corporation has in place provide that distributions to Shareholders are not permitted if the Corporation is in default of such agreements or the payment of such distribution would cause a default. See notes to the Interim Financial Statements and Annual Financial Statements that are incorporated by reference herein for further details on the Corporation’s credit facilities and senior notes.

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DESCRIPTION OF WARRANTS

General

The Corporation may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants will either be issued under one or more warrant agreements or indentures between the Corporation and a warrant agent that the Corporation will name in the applicable Prospectus Supplement or will be represented by warrant certificates issued by the Corporation. A copy of any Warrant agreement or indenture will be filed by the Corporation with the securities commission or similar regulatory authority each of the provinces of Canada and the SEC after it has been entered into by the Corporation and will be available electronically at www.sedar.com and www.sec.gov. The applicable Prospectus Supplement will include details of the Warrant agreements or indenture covering the Warrants being offered. The Warrant agent will act solely as agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The following sets forth the general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such offering terms set forth in such Prospectus Supplement with respect to such Warrants.

Holders of Warrants are not shareholders of the Corporation. The Prospectus Supplement will set forth the following terms relating to the Warrants being offered, as applicable:

●	the title or designation of the Warrants;

●	the aggregate number of Warrants offered and the offering price;

●	the designation, number and terms of the Common Shares and/or other securities of Crescent Point purchasable upon exercise of the Warrants, the procedures for exercise and the procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the dates or periods during which the Warrants are exercisable and when they expire;

●	the designation and terms of any other securities with which the Warrants are issued, if any, and the number of Warrants that will be offered with each such security;

●	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

●	the currency or currency unit in which the exercise price is denominated;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	whether such Warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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●	the material income tax consequences of owning, holding and disposing of the Warrants; and

●	any other material terms and conditions of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one Common Share upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. After the offering of Subscription Receipts, the proceeds for the Subscription Receipts are typically held in escrow by the designated escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will not have any rights as shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares upon the surrender of their Subscription Receipts to the escrow agent or a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered, as applicable:

●	the designation of the Subscription Receipts;

●	the aggregate number of Subscription Receipts offered and the offering price;

●	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares;

●	the number of Common Shares that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

●	the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

●	whether such Subscription Receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

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DESCRIPTION OF DEBT SECURITIES

In this section, the terms “Corporation” and “Crescent Point” refer only to Crescent Point Energy Corp. without any of its subsidiaries through which it operates. The following description of debt securities sets forth certain general terms and provisions of debt securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Debt securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of debt securities. The description is not, however, exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a copy of which will be filed by the Corporation with applicable provincial securities commissions or similar regulatory authorities in Canada and the SEC after it has been entered into and will be available electronically at www.sedar.com and www.sec.gov.

Debt securities may be offered separately or in combination with one or more other Securities. The Corporation may also, from time to time, issue debt securities and incur additional indebtedness other than pursuant to debt securities issued under this Prospectus.

General

Debt securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of debt securities may be reopened for issuance of additional debt securities of that series.

The Prospectus Supplement will set forth, as applicable, the following terms relating to the debt securities being offered:

●	the specific designation and any limit on the aggregate principal amount of the debt securities;

●	the currency or currency units for which the debt securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

●	the offering price (at par, at a discount or at a premium) of the debt securities;

●	the date(s) on which the debt securities will be issued and delivered;

●	the date(s) on which the debt securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

●	the rate(s) per annum (either fixed or floating) at which the debt securities will bear interest (if any) and, if floating, the method of determining such rate(s);

●	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

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●	any provisions for subordination of the debt securities to other indebtedness of the Corporation;

●	the identity of the Trustee under the applicable Debt Indenture pursuant to which the debt securities are to be issued;

●	any redemption terms or terms under which the debt securities may be defeased prior to maturity;

●	any purchase or sinking fund provisions;

●	any events of default applicable to the debt securities;

●	the nature and priority of any security for the debt securities, including the principal assets or properties subject to lien or charge;

●	any provisions permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and other material negative covenants, including restrictions against payment of dividends and restrictions against giving security on the assets of the Corporation and provisions as to the release or substitution of assets securing the debt securities;

●	whether the debt securities are to be issued in registered form or in the form of one or more global securities and, if so, the identity of the depositary of the global securities, and the basis of exchange, transfer and ownership thereof;

●	whether the debt securities may be converted or exchanged for other securities of the Corporation or any other entity and, if so, the terms thereof;

●	the ability of the Corporation to satisfy all or a portion of any redemption of the debt securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of the Corporation or any other entity, and any restrictions on the persons to whom such securities may be issued;

●	material Canadian and United States federal income tax considerations applicable to the debt securities;

●	whether and under what circumstances we will pay additional amounts on the debt securities in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the debt securities of such series rather than pay additional amounts (and the terms of any such option);

●	provisions applicable to amendment of the Debt Indenture; and

●	any other material terms, conditions or other provisions (including covenants) applicable to the debt securities.

The Corporation reserves the right to include in a Prospectus Supplement specific terms and provisions pertaining to the debt securities in respect of which the Prospectus Supplement is filed that are not within the variables and parameters set forth in this Prospectus. To the extent that any terms or provisions or other information pertaining to the debt securities described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those debt securities.

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Ranking

The debt securities will be direct unsecured obligations of the Corporation. The debt securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other senior indebtedness of the Corporation from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Corporation as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Corporation from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Corporation reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations applicable to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain United States federal income tax considerations applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

Prospective purchasers should consult their own tax advisors prior to deciding to purchase any Securities.

SELLING SHAREHOLDER

This Prospectus may also, from time to time, relate to the offering of the Common Shares by way of a secondary offering by the Selling Shareholder.

As at the date of this Prospectus, based on publicly available information, the Selling Shareholder is the legal and beneficial owner of 30,000,000 Common Shares (representing approximately 5.2% of the issued and outstanding Common Shares as at May 12, 2021 (5.1% on a fully diluted basis)). The Common Shares held by the Selling Shareholder were acquired in connection with the Acquisition as part of the consideration for the Assets.

The terms under which the Common Shares may be offered for sale under this Prospectus by the Selling Shareholder will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Common Shares by the Selling Shareholder will include, without limitation, where applicable: (a) the number or amount of Common Shares owned, controlled or directed by the Selling Shareholder; (b) the number or amount of Common Shares being distributed for the account of the Selling Shareholder; (c) the number or amount of Common Shares to be owned, controlled or directed by the Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Shares; (d) whether the Common Shares are owned by the Selling Shareholder, both of record and beneficially, of record only or beneficially only; (e) if the Selling Shareholder purchased any of the Common Shares held by it in the two years preceding the date of the Prospectus Supplement, the date the Selling Shareholder acquired the Common Shares; (f) if the Selling Shareholder acquired the Common Shares held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on an average cost-per-security basis; and (g) all other information that is required to be included in the applicable Prospectus Supplement.

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Registration Rights Agreement

On April 1, 2021, as part of the Acquisition, the Corporation acquired the Assets from the Selling Shareholder and the Selling Shareholder received 50,000,000 Common Shares from the Corporation as partial consideration for the Assets. In connection with the completion of the Acquisition, the Corporation and the Selling Shareholder entered into a registration rights agreement dated effective April 1, 2021 (the “Registration Rights Agreement”).

The following is a summary of certain provisions of the Registration Rights Agreement.

Subject to certain limits, qualifications and applicable blackout periods, the Registration Rights Agreement provides Shell and any transferee to whom its rights and obligations have been transferred in accordance with the Registration Rights Agreement (the “Holders”) with the right at any time during the Qualification Period (as such term is defined in the Registration Rights Agreement) to require Crescent Point to qualify the distribution of the 50,000,000 Common Shares held by the Holders at the date of the Registration Rights Agreement, and any Common Shares or other securities of Crescent Point received by the Holders as a result of a dividend, distribution, exchange, share split, recapitalization or other corporate event in respect of such Common Shares (collectively, the “Registrable Securities”), by a short form base shelf prospectus with the securities commissions or other securities regulatory authorities in each of the provinces of Canada (the “Qualifying Jurisdictions”) and a registration statement with the United States Securities and Exchange Commission (the “SEC”) pursuant to the multijurisdictional disclosure system between the United States and Canada or other eligible form (a “Demand Offering”). The Holders are entitled to request up to four Demand Offerings in total during the Qualification Period.

The Registration Rights Agreement provides that Crescent Point shall, within 100 days of the date thereof, prepare and file a preliminary short form base shelf prospectus covering the distribution from time to time of the Registrable Securities in the Qualifying Jurisdictions, as well as a registration statement with the SEC covering the offering in the United States from time to time by the Holders of the Registrable Securities in the United States. Crescent Point is also required to make reasonable best efforts to prepare and file in the Qualifying Jurisdictions a final short form base shelf prospectus in respect thereof (the “Initial Base Shelf Prospectus”), and to make reasonable efforts to obtain a receipt for such Initial Base Shelf Prospectus and to cause the applicable registration statement (the “Initial Registration Statement”) in the United States to be declared effective as promptly as reasonable practicable after filing.

The Registration Rights Agreement also provides that, if the term of the Registration Rights Agreement has not yet expired, Crescent Point shall, within 30 days prior to the date that is 25 months following the date of issuance of the receipt in respect of the Initial Base Shelf Prospectus, prepare and file another preliminary short form base shelf prospectus covering the distribution from time to time of the Registrable Securities in the Qualifying Jurisdictions as well as another registration statement with the SEC covering the offering in the United States from time to time by the Holders of the Registrable Securities in the United States. Crescent Point is also required to make reasonable best efforts to prepare and file in the Qualifying Jurisdictions a final short form base shelf prospectus in respect thereof (the “Subsequent Base Shelf Prospectus”), and to make reasonable efforts to obtain a receipt for such Subsequent Base Shelf Prospectus and to cause the applicable registration statement (the “Subsequent Registration Statement”) in the United States to be declared effective as promptly as reasonable practicable after filing.

In addition, if during the Qualification Period, Crescent Point proposes to file a prospectus, Prospectus Supplement or registration statement in Canada and/or the United States with respect to Common Shares or any securities convertible into, or exchangeable or exercisable for, Common Shares, then Crescent Point will be required to provide written notice to the Holders of its intention to do so. Crescent Point is required to use reasonable efforts to include in the proposed distribution such number of Registrable Securities as the Holders shall request on the same terms as such distribution, such requirement being subject to certain limits and qualifications, including that the number of Registrable Securities of the Holders that can be included in the proposed distribution cannot exceed 50% of the number of Common Shares proposed to be distributed under such prospectus, Prospectus Supplement or registration statement in Canada and/or the United States for Crescent Point’s own account and, in the case of an underwritten distribution, if the Corporation is advised in good faith by its managing underwriter(s) that the number of securities to be offered in such distribution should be limited for certain prescribed reasons, the securities that will be included in the distribution will be first allocated to us.

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The Holders may transfer the registration rights provided for under the Registration Rights Agreement to their affiliates, subject to certain restrictions, and, in connection with transfers of at least 25,000,000 Common Shares, to certain registered brokers or dealers with prior written notice to Crescent Point where the transferee also agrees to be bound by the Registration Rights Agreement. Subject to certain exclusions set out in the Registration Rights Agreement, the Holders are required to pay all expenses incurred in connection with the qualification of Registrable Securities for offering and sale to the public in the Qualifying Jurisdictions and the United States pursuant to the Registration Rights Agreement and certain other expenses under the Registration Rights Agreement. Subsequent to entering into the Registration Rights Agreement, the Selling Shareholder has notified Crescent Point in writing that it has disposed of 20,000,000 of the Registrable Securities. As this number is less than 25,000,0000, the number of shares subject to the terms of the Registration Rights Agreement has been reduced to 30,000,000. Shell may also sell Common Shares other than pursuant to this prospectus.

The Registration Rights Agreement includes provisions providing for each of Crescent Point and the Holders to indemnify each other for losses or claims caused by the applicable party’s inclusion or alleged inclusion of a misrepresentation in disclosure included in a prospectus filed pursuant to the Registration Rights Agreement and for breaches of applicable securities laws.

RISK FACTORS

In addition to the risk factors set forth below, additional risk factors relating to our business are discussed in our AIF and our Annual MD&A and our Interim MD&A, and certain other documents incorporated by reference or deemed to be incorporated by reference in this Prospectus, which risk factors are incorporated by reference in this Prospectus. Prospective purchasers of Securities should consider carefully the risk factors set forth below, as well as the other information contained in and incorporated by reference in this Prospectus and in the applicable Prospectus Supplement before purchasing Securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected.

The Common Shares may be subject to price and volume fluctuations, and the market price for the Common Shares following an offering may drop below the offering price.

Securities markets experience considerable price and volume volatility, which may be unrelated to the operating performance of Crescent Point or the affected companies. The market price of publicly traded stock is affected by many variables, including the strength of the economy generally, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the stock. The effect of these and other factors on the market price of securities on the stock exchanges on which we trade suggests that the trading price of the Common Shares may continue to be volatile. These fluctuations may affect the price of the Common Shares following an offering, and the market price of the Common Shares may drop below the offering price. As a result of this volatility, you may not be able to sell your Common Shares at or above the offering price.

Dividends on Crescent Point’s Common Shares are variable.

Dividends may be increased, rescheduled, reduced or eliminated in the sole discretion of the Board of Directors. For example, dividends may be reduced or eliminated during periods in which we make debt repayments using cash flow, which could also affect the market price of our Common Shares. To the extent that we use cash flow to reduce debt, finance acquisitions, development costs and other significant expenditures, the net cash flow the Corporation receives that is available for dividends to Shareholders will be reduced. Hence, the timing and amount of capital expenditures may affect the amount of net cash flow received by the Corporation and, as a consequence, the amount of cash available to distribute to Shareholders. Therefore, dividends may be reduced, rescheduled or even eliminated, at times when debt repayment is prioritized, or significant capital or other expenditures are made.

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The Board of Directors has the discretion to determine the extent to which cash flow from Crescent Point will be allocated to the payment of debt service charges as well as the repayment of outstanding debt, including under the Credit Facilities. As a consequence, the amount of funds used to pay debt service charges or reduce debt will reduce the amount of cash available for dividends to Shareholders during those periods in which funds are so retained.

The Corporation may issue additional Securities in the future which may dilute the holdings of existing securityholders, including holders of Securities purchased hereunder, or which may have priority over existing securityholders.

The Corporation may issue additional Securities, which may dilute existing securityholders, including purchasers of the Securities hereunder. The Corporation may also issue debt securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding-up of the Corporation. Securityholders will have no pre-emptive rights in connection with any such further issuances. The Corporation’s Board of Directors has the discretion to determine the price and terms of any debt securities and the price and terms for any issuances of Common Shares, Subscription Receipts and Warrants.

There is an absence of a public market for the Warrants, Subscription Receipts and debt securities and there can be no assurance as to the liquidity of the trading market for such Securities or that a trading market for such Securities will develop.

Prior to an offering, there will be no public market for the Warrants, Subscription Receipts and debt securities and we may not apply for a listing of such Securities on any securities exchange. As a result, purchasers may not be able to resell such Securities. If such Securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. The absence of a public market for such Securities may affect the pricing of such Securities in the secondary market, if any such market develops, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. There can be no assurance as to the liquidity of any trading market of such Securities or that a trading market for such Securities will develop.

The debt securities will be unsecured and effectively subordinated to any of our secured indebtedness.

Unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of debt securities, the debt securities will be direct unsecured debt of Crescent Point, excluding its subsidiaries, and will be effectively subordinated to all existing and future secured debt of Crescent Point, to the extent of the assets securing such debt. If Crescent Point is involved in any bankruptcy, dissolution, liquidation or reorganization, the holders of secured debt would be paid before the holders of debt securities receive any amounts due under the debt securities to the extent of the value of the assets securing the secured debt. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.

Certain Securities may be subject to exchange rate and exchange controls risk.

An investment in debt securities that are denominated in a foreign currency may entail significant risks. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Canadian dollar and such foreign currency and the possibility of the imposition or modification of foreign controls by either the Canadian or foreign governments. Such risks generally depend on economic and political events over which we have no control. Rates of exchange between Canadian dollars and certain foreign currencies are subject to considerable volatility. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in such rate that will occur during the term of any such security. Depreciation of the currency in which the security is denominated against the Canadian dollar would result in a decrease in the effective yield of such security below its coupon rate on a Canadian dollar basis, and in certain circumstances could result in a loss to the investor on a Canadian dollar basis.

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Future exchange controls may affect the availability of a specified foreign currency and our ability to make payments on Securities in a specified foreign currency.

Certain governments have imposed, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, and premium, if any, or interest on the Securities. Even if there are no actual exchange controls, it is possible that the specified currency for any such Securities will not be available at such Securities’ maturity.

In the event that any of the Securities are redeemable, purchasers of such Securities may be adversely impacted.

If any of the Securities are redeemable at our option, as set forth in the applicable Prospectus Supplement, we may choose to redeem such Securities from time to time, in accordance with our rights, including when prevailing interest rates are lower than the rates borne by such Securities. If prevailing rates are lower at the time of redemption, a purchaser may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Securities being redeemed. Redemption rights may also adversely impact a purchaser’s ability to sell such Securities as the optional redemption date or period approaches.

Prevailing interest rates for comparable Securities will affect the market price or value of the debt securities.

Prevailing interest rates will affect the market price or value of the debt securities. Assuming all other factors remain unchanged, the market price or value of the debt securities may decline as prevailing interest rates for comparable debt securities rise.

In the event that Securities are issued with a floating rate of interest, purchasers of such Securities may be adversely impacted.

An investment in Securities which are issued with a floating rate of interest entails significant risks not associated with investments in fixed rate Securities. The resetting of the applicable rate on a floating rate security may result in lower interest compared to a fixed rate security issued at the same time. The applicable rate on a floating rate security will fluctuate in accordance with fluctuations in the instrument or obligation on which the applicable rate is based, which in turn may fluctuate and be affected by a number of interrelated factors, including economic, financial and political events over which we have no control.

PLAN OF DISTRIBUTION

We may offer and sell Securities and the Selling Shareholder may, in accordance with the terms of the Registration Rights Agreement, offer and sell Common Shares to or through underwriters, brokers or dealers, directly to one or more purchasers or through agents, or through a combination of any of these methods of sale. In effecting such sales, brokers or dealers may arrange for other brokers or dealers to participate.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or prices related to such prevailing market prices to be negotiated with purchasers, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities, and set forth in an accompanying Prospectus Supplement.

If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us, or in the case of Common Shares offered by the Selling Shareholder, to the Selling Shareholder. The price at which the Securities may be offered and sold may vary from purchaser to purchaser and during the period of distribution.

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In connection with the sale of the Securities, or in the case of Common Shares offered by the Selling Shareholder, underwriters, dealers or agents may receive compensation from the Corporation, and from the Selling Shareholder in the case of Common Shares offered by the Selling Shareholder, or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and/or the Selling Shareholder, as applicable, and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the 1933 Act.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us, or in the case of Common Shares offered by the Selling Shareholder, the Selling Shareholder may authorize dealers or other persons acting as the Selling Shareholder’s agents to solicit offers by certain institutions to purchase Common Shares directly from the Selling Shareholder, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement, which will also set forth the commission payable for solicitation of these contracts.

The applicable Prospectus Supplement will also set forth the terms of the offering of the particular Securities, and in the case of the Selling Shareholder, relating to Common Shares, including to the extent applicable, the initial offering price, the proceeds to the Corporation and/or the Selling Shareholder from the offering, the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters or dealers. Any underwriters, dealers or agents with respect to a particular offering of Securities or Common Shares sold by the Corporation and/or the Selling Shareholder, as applicable, will be named in the Prospectus Supplement relating to such Securities.

In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discounted at any time.

Under agreements which may be entered into by the Corporation and/or the Selling Shareholder, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation and/or the Selling Shareholder against certain liabilities, including liabilities under the 1933 Act and the securities legislation of each of the provinces of Canada, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom the Corporation and/or the Selling Shareholder enter into agreements may be customers of, engage in transactions with or perform services for the Corporation in the ordinary course of business.

Any offering of the Securities (other than Common Shares) will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement, the Securities (other than Common Shares) will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the Securities (other than the Common Shares) in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities (other than the Common Shares) and the extent of issuer regulation. Certain broker-dealers may make a market in the Securities (other than the Common Shares), but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities (other than the Common Shares) or as to the liquidity of the trading market, if any, for such Securities.

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The Selling Shareholder may also enter into derivative transactions with third parties. If a Prospectus Supplement so indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Common Shares pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle those sales or to close out any related open borrowings of Common Shares, and may use Common Shares received from the Selling Shareholder in settlement of those derivatives to close out any related open borrowings of Common Shares. The third parties in such sale transactions will be underwriters and will be identified in the applicable Prospectus Supplement.

Any of the Common Shares held by the Selling Shareholder and covered by this Prospectus may be sold in private transactions or under Rule 144 under the 1933 Act, or under another exemption from the registration requirements of the 1933 Act rather than pursuant to this Prospectus.

In compliance with the guidelines of the United States Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed eight percent of the aggregate gross sales proceeds of any Securities offered hereby. In addition, if more than five percent of the net proceeds of any offering of Securities made under this Prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

AGENT FOR SERVICE OF PROCESS

Each of James E. Craddock and Ted Goldthorpe are directors of the Corporation who reside outside of Canada. Each of these directors has appointed Crescent Point, Suite 2000, 585 – 8th Avenue S.W., Calgary, Alberta, Canada T2P 1G1, as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon on behalf of Crescent Point by Norton Rose Fulbright Canada LLP, Calgary, Alberta, Canada and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon for us by Carter Ledyard & Milburn LLP, New York, New York. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

INTERESTS OF EXPERTS

As of the date of this Prospectus, the partners and associates of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

PricewaterhouseCoopers LLP has advised that it independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and the rules of the SEC.

Information relating to our reserves in certain documents incorporated by reference in this Prospectus was derived from reserves report prepared by GLJ Ltd. and/or Sproule Associates Ltd. and McDaniel & Associates Consultants Ltd. as independent qualified reserves evaluators. As of the date of this Prospectus, the designated professionals, as such term is defined under applicable securities legislation, of GLJ Ltd., Sproule Associates Ltd. and McDaniel & Associates Consultants Ltd., in each case, as a group beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

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AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditor is PricewaterhouseCoopers LLP, Chartered Professional Accountants. They have prepared an independent auditor’s report dated February 23, 2021 in respect of our audited annual consolidated financial statements for the year ended December 31, 2020, comprising our consolidated balance sheets as at December 31, 2020 and December 31, 2019 and the consolidated statements of comprehensive income, shareholders’ equity and cash flows for the years then ended and the related notes, and which are incorporated by reference herein.

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and Toronto, Ontario.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

●	the documents listed under “Where You Can Find More Information” in this Prospectus;

●	the consent of our auditor, PricewaterhouseCoopers LLP;

●	the consent of our Canadian counsel, Norton Rose Fulbright Canada LLP;

●	the consent of our U.S. counsel, Carter Ledyard & Milburn LLP;

●	the consents of our independent qualified reserves evaluators, GLJ Ltd., Sproule Associates Ltd. and McDaniel & Associates Consultants Ltd.; and

●	powers of attorney from our directors and officers.

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PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Item 8. Indemnification of Directors and Officers

Section 124 of the ABCA provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a) was substantially successful on the merits in the person’s defence of the action or proceeding,

(b) fulfills the conditions set out in subsection (1)(a) and (b), and

(c) is fairly and reasonably entitled to indemnity.

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a) in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b) in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

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Sections 6, 8 and 9 of our By-Laws contain the following provisions with respect to the protection and indemnification of our directors and officers:

7. Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act.

8. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

9. No liability of directors or officers for certain matters - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

We have also entered into indemnity agreements with each of our directors and officers pursuant to which we have agreed to indemnify such persons in the manner contemplated by the ABCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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EXHIBITS

Exhibit No.	Description
4.1	Registrant’s annual information form dated February 23, 2021 for the year ended December 31, 2020 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.2	Audited Consolidated Financial Statements (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2020 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.4	Registrants unaudited interim comparative consolidated financial statements as at and for the three month period ended March 31, 2021 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2021).
4.5	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three month period ended March 31, 2021 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2021).
4.6	Management information circular of the Registrant dated April 8, 2021 with respect to the annual and special meeting of the shareholders of the Registrant held on May 20, 2021 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 9, 2021).
4.7	Registrant’s Supplemental Disclosures about Extractive Activities - Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.11 from the Registrant’s Report on Form 40-F, filed with the Commission February 24, 2021).
4.8	Material Change Report and Purchase and Sale Agreement dated February 17, 2021 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on March 4, 2021).
5.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
5.2*	Consent of GLJ Ltd., Independent Engineers
5.3*	Consent of Sproule Associates Limited, Independent Engineers
5.4*	Consent of McDaniel & Associates Consultants Ltd.
5.5*	Consent of Norton Rose Fulbright Canada LLP.
5.6*	Consent of Carter Ledyard & Milburn LLP.
6.1	Power of Attorney (included in Part III of this Registration Statement).

*	To be filed by amendment

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PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on this 8th day of July, 2021.

By:	/s/ Ken Lamont
	Name:	Ken Lamont
	Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ken Lamont, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on this 8th day of July, 2021.

Signature	Title

/s/ Barbara Munroe	Director and Chair of the Board
Barbara Munroe

/s/ Craig Bryksa	President, Chief Executive Officer and Director
Craig Bryksa

/s/ Ken Lamont	Chief Financial Officer
Ken Lamont

/s/ Mike Jackson	Director
Mike Jackson

/s/ Ted Goldthorpe	Director
Ted Goldthorpe

/s/ John P. Dielwart	Director
John P. Dielwart

/s/ James E. Craddock	Director
James E. Craddock

/s/ Laura A. Cillis	Director
Laura A. Cillis

/s/ Jennifer F. Koury	Director
Jennifer F. Koury

/s/ Francois Langlois	Director
Francois Langlois

/s/ Myron M. Stadnyk	Director
Myron M. Stadnyk

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on this July 8, 2021.

CT Corporation System

By:	/s/ Kathryn A. Widdoes
	Name:	Kathryn A. Widdoes
	Title:	Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Registrant’s annual information form dated February 23, 2021 for the year ended December 31, 2020 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.2	Audited Consolidated Financial Statements (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2020 (incorporated by reference as Exhibit 99.3 from the Registrant’s Report on Form 40-F, filed with the Commission on February 24, 2021).
4.4	Registrants unaudited interim comparative consolidated financial statements as at and for the three month period ended March 31, 2021 (incorporated by reference as Exhibit 99.1 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2021).
4.5	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three month period ended March 31, 2021 (incorporated by reference as Exhibit 99.2 from the Registrant’s Report on Form 6-K, furnished to the Commission on May 12, 2021).
4.6	Management information circular of the Registrant dated April 8, 2021 with respect to the annual and special meeting of the shareholders of the Registrant held on May 20, 2021 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 9, 2021).
4.7	Registrant’s Supplemental Disclosures about Extractive Activities - Oil and Gas (unaudited) (incorporated by reference as Exhibit 99.11 from the Registrant’s Report on Form 40-F, filed with the Commission February 24, 2021).
4.8	Material Change Report and Purchase and Sale Agreement dated February 17, 2021 (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on March 4, 2021).
5.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
5.2*	Consent of GLJ Ltd., Independent Engineers
5.3*	Consent of Sproule Associates Limited, Independent Engineers
5.4*	Consent of McDaniel & Associates Consultants Ltd.
5.5*	Consent of Norton Rose Fulbright Canada LLP.
5.6*	Consent of Carter Ledyard & Milburn LLP.
6.1	Power of Attorney (included in Part III of this Registration Statement).

*	To be filed by amendment

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